UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2011

Glowpoint, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

430 Mountain Avenue, Murray Hill, NJ		07974
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code   (973) 855-3411

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                Entry into a Material Definitive Agreement

On April 28, 2011, Glowpoint, Inc. (the “Company”) entered into the First Loan Modification Agreement (the “Amendment”), which amends its existing Loan and Security Agreement dated as of June 16, 2010 (the “Loan Agreement”) between the Company and Silicon Valley Bank (the “Bank”).

In connection with the Amendment, the Bank consented to a redemption, under certain circumstances, of the Company’s Series B Preferred Stock (or any successor series of preferred stock).  The Amendment also modified the Company’s EBITDA covenant to be $1.00 from April 30, 2011 through November 30, 2011 and $250,000.00 thereafter.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and the full text of the Loan Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 18, 2010.

Item 9.01                                Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	First Loan Modification Agreement dated as of April 28, 2011 between Glowpoint, Inc. and Silicon Valley Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC. By: /s/ John R. McGovern Name: John R. McGovern Title: Chief Financial Officer

Dated:  May 2, 2011